UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2006

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	0-27918	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940
(Zip Code)

(831) 642-9300
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 1, 2006, Century Aluminum of West Virginia, Inc. (“CAWV”), a wholly-owned subsidiary of Century Aluminum Company, and the United Steelworkers jointly announced a tentative agreement on a restructured last, best and final offer covering the 580 hourly workers at CAWV’s Ravenswood, West Virginia reduction facility. As a result, the union cancelled the 72-hour notice to strike and extended the current labor contract at the Ravenswood facility to permit a ratification vote on the tentative agreement. The ratification vote is scheduled for Friday, August 4, 2006. A copy of the press release announcing the tentative agreement is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this Form 8-K and the exhibits attached hereto may contain "forward-looking statements" within the meaning of U.S. federal securities laws. The Company has based its forward-looking statements on current expectations and projections about the future, however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the Company's actual results to differ materially from those expressed in its forward-looking statements. More information about the Company’s risks, uncertainties and assumptions (including risks relating to union disputes) can be found in the risk factors and forward-looking statements cautionary language contained in the Company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The Company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

The following exhibit is being furnished with this report pursuant to Item 8.01:

Exhibit Number	Description
99.1	Press Release, dated August 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY

Date: August 2, 2006	By:	/s/ Robert R. Nielsen
Name: Robert R. Nielsen
Title: Executive Vice President, General Counsel and Secretary

Exhibit Index
Exhibit Number	Description
99.1	Press Release, dated August 1, 2006